Exhibit 21
Direct and Indirect Operating Subsidiaries of FirstMerit Corporation
❖	Citizens Savings Corporation of Stark County (Ohio)

❖	FirstMerit Bank, National Association
—	CPHCSUB, LLC (Ohio)

—	CREPD, LLC (Ohio)

—	Cumberland Trail Development LLC (Ohio)

—	Cumberland Trail Golf Course LLC (Ohio)

—	FirstMerit Advisors, Inc. (Ohio)

—	FirstMerit Equipment Finance, Inc. (Ohio)

—	FirstMerit Financial Services, Inc. (Ohio)

—	FirstMerit Insurance Agency, Inc. (Ohio)

—	FirstMerit Insurance Group, Inc. (Ohio)

—	FirstMerit Mortgage Corporation (Ohio)

—	FirstMerit Mortgage Reinsurance Company, Inc. (Hawaii)

—	FirstMerit-Moss Creek Ventures, LLC (Ohio)

—	FirstMerit Securities, Inc. (Ohio)

—	FirstMerit Title Agency, Ltd. (Ohio)

—	FMRC, Inc. (Delaware)

—	FMSC, Inc. (Delaware)

—	FMTP, LLC (Delaware)

—	MBTC Investment Company (Nevada)

— Midwest Funding LLC (Delaware)

—	Midwest Financial and Investment Services, Inc. (Illinois)

—	Mobile Consultants, Inc. (Ohio)
❖	FirstMerit Capital Trust I (Delaware)

❖	FirstMerit Community Development Corporation (Ohio)

❖	FirstMerit Risk Management, Inc. (Vermont)

❖	FMT, Inc. (Delaware)

❖	George Washington Service Corp. (Illinois)

❖	G.W.S.B. LLC (Illinois)